                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                           DIVISION OF CORPORATIONS
                                                          FILED 09:00 AM 10/31/2000
                                                             001546742-- 3308701

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GALLI PROCESS, INC.
                          ____________________________

     FIRST. The name of this corporation shall be:

                              GALLI PROCESS, INC.

     SECOND. Its registered office in the State of Delaware is to be located at
2711 Centerville Road, Suite 400, in the City of Wilmington, County of New
Castle, 19808, and its registered agent at such address is THE COMPANY
CORPORATION.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.  The total number of shares of stock which this corporation is authorized to issue is:

     Fifty Million  (50,000,000) shares with a par value of $.001 per share amounting to Fifty Thousand Dollars ($50,000.00).

     FIFTH. The name and mailing address of the incorporator is as follows:

                Lynn CanneLongo
                The Company Corporation
                2711 Centerville Road, Suite 400
                Wilmington, DE 19808

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this thirty-first day of October, A.D. 2000.

                                                By: /s/ Lynn CanneLongo
                                                   -----------------------
                                                        Lynn CanneLongo
                                                        Incorporator